For more information, contact:
William M. Lowe, Jr.
COO & CFO, Unifi, Inc.
(336) 316-5664

Unifi Announces New Board Appointments

GREENSBORO, N.C. - May 2, 2007 - Unifi, Inc. (NYSE:UFI), announced today that effective April 30, 2007, the Board of Directors of Unifi, Inc. (the "Corporation") appointed two new members to the Board.  Appointed to the Board were:

William M. Sams, who lives in Dallas, Texas, has served as a Director of America's Car-Mart Inc. since March 2005.  From 1981 until 2000, Mr. Sams was the President and Chief Investment Officer of FPA Paramount Fund, Inc., as well as the Executive Vice President to both First Pacific Advisors, Inc. and FPA Perennial Fund, Inc.  Mr. Sams currently manages his personal investments.  He started his career in 1966 in the mutual fund industry.

Anthony Loo, who lives in Shanghai, Peoples Republic of China and is currently the Managing Director of Rio Tinto China and Rio Tinto Asia.  Mr. Loo is American and has a Bachelor and a Master's Degree in chemical engineering from Vanderbilt University and a MBA from Columbia University. Prior to joining Rio Tinto, he spent almost 20 years with the DuPont Company in China, North America, Singapore, and Hong Kong in various positions in sales, marketing, manufacturing, licensing, country management and business strategy, as well as pioneering DuPont's initial entry into China.

Brian Parke, Unifi's Chairman and CEO said, "The addition of Bill Sams and Tony Loo will bring new perspectives to the Company.  Mr. Sams, as one of our larger shareholders, will bring a fresh approach to creating shareholder value with his past experiences and business acumen.  Mr. Loo's vast experience in China in the textile industry will provide a view of our China operations that only can be obtained from years of experience in that market.  The Board and our management team look forward to working with both of them in the future."

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Unifi Announces New Board Appointments - Page 2

Mr. Sams and Mr. Loo were appointed to terms expiring at the Corporation's 2007 Annual Meeting of Shareholders, at which time it is expected that they will be nominated to stand for election by the shareholders of the Corporation for one-year terms.  Neither Mr. Sams nor Mr. Loo was named to any committee of the Board of Directors at this time.

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: aio® - all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit http://www.unifi.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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